EXHIBIT 99.2

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         I, Susan R. Faulkner, state and attest that:

         (3) I am the Chief Financial Officer of Main Place Funding, LLC (the "Registrant").

         (4) I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that

   . the Quarterly Report on 10-Q of the Registrant for the quarter ended September 30, 2002 (the "periodic report") containing financial statements fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

   . the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Registrant for the periods presented.


/s/ Susan R. Faulkner
---------------------
Susan R. Faulkner
Chief Financial Officer
November 14, 2002

                                       67